SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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/   / Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

PUTNAM INVESTMENT FUNDS

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IMPORTANT INFORMATION
FOR SHAREHOLDERS IN
PUTNAM GLOBAL AGGRESSIVE GROWTH FUND
(FORMERLY PUTNAM WORLDWIDE EQUITY FUND)

The document you hold in your hands contains your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how to vote on your behalf on important issues relating to your fund. If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, we'll vote it in accordance with the Trustees' recommendation on page___.

We urge you to spend a couple of minutes with the proxy statement, and fill out your proxy card and return it to us via the mail. When shareholders don't return their proxies in sufficient numbers, we have to incur the expense of follow-up solicitations, which can cost your fund money.

We want to know how you would like to vote and welcome your comments. Please take a few moments with these materials and return your proxy to us.

[PUTNAM SCALES LOGO]

Table of contents

A Message from the Chairman................................... 1

Notice of Shareholder Meeting................................. 2

Trustees' Recommendation......................................[ ]

Proxy card enclosed

If you have any questions, please contact us at the special toll-free number we have set up for you (1-800-225-1581) or call your financial advisor.

A Message from the Chairman

Dear Shareholder:

[photo of John A. Hill]

I am writing to you to ask for your vote on an important question that affects your fund. While you are, of course, welcome to join us at your fund's meeting, most shareholders cast their vote by filling out and signing the enclosed proxy card. Instructions are listed at the top of your proxy card. We are asking for your vote on the matter of approving a new management contract between your fund and Putnam Investment Management Inc. ("Putnam Management") including an increase in the management fee payable at current asset levels.

A word about the management fee increase. A fee increase is proposed only after a great deal of thought and analysis on the part of the Trustees and only if we conclude that it is absolutely justified. Several years ago the Trustees completed a study of the management fees, investment performance and expense ratios of each of the Putnam funds. We also looked at comparable funds. This comprehensive review resulted in fee increases for some funds and decreases for others. After giving careful consideration to your fund's investment performance, the Trustees are recommending the approval of a new management fee schedule that is in line with fee schedules of similar Putnam funds and competitive relative to comparable funds in the industry. Under the proposed new management contract, instead of the current top rate of 0.80% of the fund's average annual net assets, the fund would pay Putnam Management a fee, at the top rate of 1.00%, based on the fund's average annual net assets. More information about the proposed new management fee schedule is provided in the Proposal.

At the current level of assets, the new management fee will result in an increase of approximately $2.00 in annual expenses for each $1,000 invested. The Trustees believe that this proposal, the first since the fund's inception, will provide Putnam Management with a fee that is fair and reasonable when compared with the fees paid to other high-quality fund managers. We encourage you to support the Trustees' recommendation.

Although we would like very much to have each shareholder attend his or her fund's meeting, we realize this may not be possible. Whether or not you plan to be present, we need your vote. We urge you to complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for mailing.

I'm sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don't. When shareholders do not return their proxies, their fund may have to incur the expense of follow-up solicitations. All shareholders benefit from the speedy return of proxies.

Your vote is important to us. We appreciate the time and consideration I am sure you will give this important matter. If you have questions about the proposal, contact your financial adviser or call a Putnam customer service representative at 1-800-225-1581.

Sincerely yours,

/s/  John A. Hill
----------------------
John A. Hill, Chairman

PUTNAM GLOBAL AGGRESSIVE GROWTH FUND
(FORMERLY PUTNAM WORLDWIDE EQUITY FUND)

Notice of a Meeting of Shareholders

This is the formal agenda for your fund's shareholder meeting. It tells you what matters will be voted on and the time and place of the meeting, if you can attend in person.

To the Shareholders of Putnam Global Aggressive Growth Fund:

A Meeting of Shareholders of your fund will be held on January 11, 2001 at 2:00 p.m., Boston time, on the eighth floor of One Post Office
Square, Boston, Massachusetts, to consider the following:

1. Approving a new management contract between your fund and Putnam Investment Management, Inc., including an increase in the management fee payable by the fund at current asset levels.

By the Trustees
John A. Hill, Chairman
George Putnam, III, President

Jameson A. Baxter       John H. Mullin, III
Hans H. Estin           Robert E. Patterson
Ronald J. Jackson       A.J.C. Smith
Paul L. Joskow          W. Thomas Stephens
Elizabeth T. Kennan     W. Nicholas Thorndike
Lawrence J. Lasser

WE URGE YOU TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO YOU WILL BE REPRESENTED AT THE
MEETING.

December 15, 2000


Proxy Statement

This document will give you the information you need to vote on the matters listed on the previous page. Much of the information in the proxy statement is required under rules of the Securities and Exchange Commission ("SEC"); some of it is technical. If there is anything you don't understand, please contact us at our special toll-free number, 1-800-225-1581, or call your financial advisor.

Who is asking for your vote?

The enclosed proxy is solicited by the Trustees of Putnam Global Aggressive Growth Fund for use at the Meeting of Shareholders of the fund to be held on January 11, 2001, and, if your fund's meeting is adjourned, at any later meetings, for the purposes stated in the Notice of Meeting (see previous page). The Notice of Meeting, the proxy, and the Proxy Statement are being mailed on or about December 18, 2000.

How do your fund's Trustees recommend that shareholders vote on the proposal?

The Trustees recommend that you vote

1. For approving a new management contract between your fund and Putnam Investment Management Inc., including an increase in the management fee payable by the fund at current asset levels.

Who is eligible to vote?

Shareholders of record at the close of business on December 15, 2000 are entitled to be present and to vote at the meeting or any adjourned meeting.

Each share is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you sign the proxy, but don't fill in a vote, your shares will be voted in accordance with the Trustees' recommendations. If any other business is brought before your fund's meeting, your shares will be voted at the Trustees' discretion.

The Proposal

I. APPROVAL OF A NEW MANAGEMENT CONTRACT

The Trustees recommend that shareholders approve a new management contract with Putnam Management, the fund's investment manager, which will result in an increase in the management fees payable by the fund to Putnam Management at current asset levels and will change the fee computation and payment schedule from quarterly to monthly. The proposed contract, which is attached as Exhibit A, is identical to the existing contract in all other substantive respects. As discussed in more detail below, the proposal would replace the current fee, which begins at 0.80% of net assets per annum, with a fee rate that gradually decreases as the fund increases in size starting at 1.00% for the first $500 million of net assets and ending at 0.67% of net assets above $55 billion.

For its fiscal year ended October 31, 2000, the fund paid management fees to Putnam Management of $229,392. If the proposed new management contract had been in effect for the year, the fund would have paid fees of $286,864, which is an increase of approximately $57,472 or 25%.

Further information about both the current and proposed management contract, the termination and renewal procedures, the services provided by Putnam Management and its affiliates, and information concerning brokerage and related matters can be found under "Additional Information Relating to Management Contract Approval" on page ____.

* What do management fees pay for?

Management fees pay Putnam Management for the services it provides in conducting the day-to-day operations of the fund. These include providing the personnel, equipment, and office facilities necessary for the management of the fund's investment portfolio, determining the fund's daily net asset value, maintaining the accounts and records of the fund, preparation of reports to shareholders, compliance with regulatory requirements, and general administration of the fund's affairs.

* Why did Putnam Management recommend a new management fee schedule to the Trustees?

In recent years, Putnam Management has noted a general increase in the complexity of the investment process and in the competition for talented investment personnel. Putnam Management recommended the new management fee schedule to help ensure that Putnam Management receives fees for its services that are competitive with fees paid to high-quality investment managers by other mutual funds, and to compensate for the costs associated with managing a fund that invests aggressively in both international and domestic markets. Putnam Management believes that maintaining competitive management fees will, over the longer term, enable it to continue to provide high-quality management services to your fund and to the other funds in the Putnam group.

Several years ago, the Trustees undertook a comprehensive review of the management fees paid by the Putnam funds. This review was conducted largely through the Contract Committee of the Trustees, which consists solely of independent Trustees who have no financial interest in Putnam Management.
As a result of this review, the Trustees and Putnam Management reached agreement on a system of model fee schedules for the various types of funds in the Putnam group. These model fee schedules have now been implemented for most of the Putnam funds. As part of the Trustees' regular review of all fees paid by the funds to Putnam Management and its affiliates, the Trustees and Putnam Management have from time to time agreed to adjustments to these model fee schedules previously implemented for particular funds. These adjustments have generally reflected changes in competitive market conditions and in the investment characteristics of various funds. Upon further review of the current fee schedule of yur fund, as requested by Putnam Management, the Trustees concluded that the fee increase was appropriate to conform the fund's fee schedule to that which has been implemented for other Putnam funds investing in the specialty growth and international disciplines.

* What factors did the Trustees consider?

The Trustees placed primary emphasis upon the nature and quality of the services being provided by Putnam Management, including, in particular, the strong relative investment performance of the fund in recent years. In this regard, the Trustees also considered the relative complexity of managing the fund, and a comparison of recent management fees and other expenses paid by the fund with those of similar funds managed by Putnam Management and other investment advisers.

The Trustees also considered, among other things, the benefits to Putnam Management and its affiliates resulting from the fact that affiliates of Putnam Management currently serve as shareholder servicing agent, distributor, and custodian for each of the Putnam funds pursuant to separate contractual arrangements, and Putnam Management's placing of portfolio transactions to recognize research and brokerage services.

Information about certain of the factors considered by the Trustees is set forth below and in the section "Additional Information Relating to Management Contract Approval" on page ____.

Following consideration of these and the other factors described above, the Trustees of your fund, including all of the independent Trustees, unanimously approved the proposed new contract.

* How has the fund performed?

As part of any decision regarding management fees, shareholders should consider how the fund has performed. The table that follows shows the fund's performance on an average annual basis of the different classes of the fund over various periods and during the life of the fund. The table also provides information concerning the Saloman Brothers Extended Market Index a broad measure of global equity performance of small companies.

Average Annual Total Returns (for periods ending October 31, 2000)

                              Class A      **Extended Market World Index
------------------------------------------------------------------------
1 year                         48.67%                13.66%
*Life of fund                  74.04                  5.28%
------------------------------------------------------------------------
* Inception Date              5/6/98

** Life Return of the Extended Market World Index is from fund inception.

The Salomon Brothers Extended Market World Index is an unmanaged index of approximately ____equity securities listed on the stock exchanges of the United States, Europe, Canada, Australia, New Zealand and the Far East. Securities indexes assume reinvestment of all distributions and interest payments and do not take into account brokerage fees or taxes. Securities in the fund do not match those in the indexes and performance of the fund will differ. Past performance is not indicative of future performance. More recent returns may be more or less than those shown.

* How has the fund performed in comparison to similar funds?

Another way of evaluating the performance of your fund is to compare it to other global equity funds. In reviewing the fund's relative performance, your Trustees compared it to a list, developed by Putnam Management with review and oversight by the Trustees, of other funds with similar investment objectives and strategies. When evaluated in that group, the total return of the Class A shares of the fund ranks as follows:

For periods ended October 31, 2000
------------------------------------------------------------------------
1 year                        top 11%     5 out of 47 funds
Life of Fund                  top  3%     1 out of 44 funds
------------------------------------------------------------------------

* What is the effect of the new management fee schedule?

Under the new management contract, the annual management fee paid by your fund to Putnam Management would be amended as follows:

* Proposed Fee*

1.00% of the first $500 million;
0.90% of the next $500 million;
0.85% of the next $500 million;
0.80% of the next $5 billion;
0.775% of the next $5 billion;
0.755% of the next $5 billion;
0.74% of the next $5 billion;
0.73% of the next $5 billion;
0.72% of the next $5 billion;
0.71% of the next $5 billion;
0.70% of the next $5 billion;
0.69% of the next $5 billion;
0.68% of the next $8.5 billion; and
0.67% above $55 billion

* Existing Fee*

0.80% of the first $500 million;
0.70% of the next $500 million;
0.65% of the next $500 million;
0.60% of the next $5 billion
0.575% of the next $5 billion;
0.555% of the next $5 billion;
0.54% of the next $5 billion; and
0.53% thereafter.
------------------------------------------------------------------------

*Based on average net assets

Based on average net assets of the fund for the fiscal year ended October 31, 2000 of approximately $29 million, the effective annual management fee rate under the proposed fee schedule (absent any expense limitation) would be 1.00% as compared to 0.80% under the existing schedule. This represents an increase of approximately $2 in annual expenses for each $1000 invested in the fund. Like the current management fee schedule, the new management fee schedule provides for lower management fee rates as the fund's net assets increase.

The following tables summarize the expenses incurred by the fund in the most recent fiscal year under the current fee schedule and also restate these expenses to show what the expenses would have been, had the proposed fee schedule been in effect. The figures for the current contract do not reflect theeffect of the current expense limitation of 1.45%, which is in effect until at least October 31, 2001.

(Current)

Annual fund operating expenses
(expenses that are deducted from fund assets)

                  Management         Other             Operating
                  Fees               Expenses          Expenses
------------------------------------------------------------------------
Class A           .80%               1.08%              1.88%
------------------------------------------------------------------------

(Proposed)

                                                       Total Annual
                                                       Fund
                  Management         Other             Operating
                  Fees               Expenses          Expenses
------------------------------------------------------------------------
Class A          1.00%               1.08%              2.08%
------------------------------------------------------------------------

* Examples

Your investment of $10,000 would incur the following expenses, assuming 5% annual return and, except as indicated, redemption at the end of each period:

(Current)

                     1 Year     3 Years      5 Years      10 Years
------------------------------------------------------------------------
Class A               $755       $1,132      $1,533        $2,649
------------------------------------------------------------------------

(Proposed)

                     1 Year     3 Years      5 Years      10 Years
------------------------------------------------------------------------
Class A               $774       $1,189      $1,629        $2,847
------------------------------------------------------------------------

The examples do not represent actual past or future expense levels.
Actual expenses may be greater or less than those shown. Federal regulations require the examples to assume a 5% annual return, but actual annual return varies. The example does not reflect the impact of any expense limtiations.

* What percentage of shareholders' votes are required to pass the proposal?

Approval of the new management contract will require the "yes" vote of a "majority of the outstanding voting securities" of the fund, as provided in the Investment Company Act of 1940. For this purpose, this means the "yes" vote of the lesser of (1) more than 50% of the outstanding shares of the fund or (2) 67% or more of the shares present at the meeting, if more than 50% of the outstanding shares are present at the meeting in person or by proxy.
If the shareholders do not approve the new contract, the existing management contract will continue in effect.

The Trustees believe that the proposed new management fee is fair and reasonable and in the best interests of the shareholders. Accordingly, the Trustees recommend that shareholders vote for approval of the proposed new contract.

Quorum and Methods of Tabulation. Thirty percent of the shares entitled to vote--present in person or represented by proxy--constitutes a quorum for the transaction of business with respect to any proposal at the meeting (unless otherwise noted in the proxy statement). Shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the meeting will be counted by persons appointed by your fund as tellers for the meeting.

The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. With respect to the election of Trustees and selection of auditors, neither abstentions nor broker non-votes have any effect on the outcome of the proposal. With respect to any other proposals, abstentions and broker non-votes have the effect of a negative vote on the proposal.

Other business. The Trustees know of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is their intention that proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named as proxies in the enclosed form of proxy.

Solicitation of proxies. In addition to soliciting proxies by mail, Trustees of your fund and employees of Putnam Management, Putnam Fiduciary Trust Company, and Putnam Retail Management may solicit proxies in person or by telephone. Your fund may also arrange to have voting instructions recorded by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow them to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time. Shareholders would be called at the phone number Putnam Investments has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

Your fund's Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting.

Persons holding shares as nominees will upon request be reimbursed for their reasonable expenses in soliciting instructions from their principals.

Revocation of proxies. Proxies, including proxies given by telephone or over the Internet, may be revoked at any time before they are voted either (i) by a written revocation received by the Associate Clerk of your fund, (ii) by properly executing a later-dated proxy, or (iii) by attending the meeting and voting in person.

Date for receipt of shareholders' proposals for subsequent meetings of shareholders. Your fund does not hold regular annual shareholder meetings, but may from time to time schedule special meetings. In accordance with the regulations of the SEC, in order to be eligible for inclusion in the fund's proxy statement for such a meeting, a shareholder proposal must be received a reasonable time before the fund prints and mails its proxy statement. Also, SEC rules permit management to exercise discretionary authority to vote on shareholder proposals not included in the fund's proxy statement if the proponent has not notified the fund of the proposal a reasonable time before the fund mails its proxy statement. All shareholder proposals must also comply with other requirements of the SEC's rules and the fund's Declaration of Trust.

Adjournment. If sufficient votes in favor of the proposal set forth in the Notice of the Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in favor of the proposal. They will vote against adjournment those proxies required to be voted against the proposal.

Financial information. Your fund will furnish to you upon request and without charge, a copy of the fund's annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. Such requests may be directed to Putnam Investor Services, P.O. Box 41203, Providence, RI 02940-1203 or 1-800-225-1581.

Fund Information

Putnam Investments. Putnam Investment Management, Inc., the fund's investment manager, and its affiliates, and its affiliates, Putnam Retail Management, Inc., the fund's principal underwriter for shares of your fund and, Putnam Fiduciary Trust Company, the fund's investor servicing agent and custodian (collectively, the "Putnam companies"), are owned by Putnam Investments, Inc., a holding company that, except for a minority stake owned by employees, is in turn owned by Marsh & McLennan Companies, Inc., a leading professional services firm that includes risk and insurance services, investment management and consulting businesses. The address of Putnam Investments, Inc., and each of the Putnam companies is One Post Office Square, Boston, Massachusetts 02109. The address of the executive offices of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

Limitation of Trustee liability. The Agreement and Declaration of Trust of each fund provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Agreement and Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the fund or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Audit Committee and Board Policy and Nominating Committee. The members of the Audit Committee of your fund include only Trustees who are not "interested persons" of the fund or Putnam Management. The Audit Committee currently consists of Dr. Kennan and Messrs. Estin, Mullin and Stephens (Chairman). The Board Policy and Nominating Committee consists only of Trustees who are not "interested persons" of your fund or Putnam Management. The Board Policy and Nominating Committee currently consists of Dr. Kennan (Chairperson), Messrs. Hill, Patterson and Thorndike. During the fund's last fiscal year, the Audit Committee met seven times, and the Board Policy and Nominating Committee met six times.

Officers and other information. All of the officers of your fund are employees of Putnam Management or its affiliates. Because of their positions with Putnam Management or its affiliates or their ownership of stock of Marsh & McLennan Companies, Inc., the parent corporation of Putnam Management and Putnam Retail Management, Messrs. Putnam, III, Lasser and Smith, as well as the officers of your fund, will benefit from the management fees, distribution fees, custodian fees, and investor servicing fees paid or allowed by the fund. In addition to George Putnam III and Lawrence J. Lasser, the officers of your fund are as follows:

                           Year first
                           elected to
Name (age)                   office        Five Year Business History
Office with the fund
----------------------------   --------------------------   -----------

Charles E. Porter (  )         1998        Putnam Investments, Inc.
Executive Vice President                   and Putnam Management

Patricia C. Flaherty (  )      1998        Putnam Investments, Inc.
Senior Vice President                      and Putnam Management

John D. Hughes (  )            1998        Putnam Funds
Senior Vice President
& Treasurer

Gordon H. Silver (  )          1998        Putnam Investments, Inc.
Vice President                             Putnam Management

Ian C, Ferguson (  )           1998        Putnam Investments, Inc.
Vice President                             and Putnam Management

Brett C. Browchuck (  )        1998        Putnam Management
Vice President

Stephen Oristaglio (  )        1998        Senior Managing Director
Vice President                             Putnam Management

Roland Gillis* (  )            1998        Managing Director
Vice President                             Putnam Management

Stephen Dexter* (  )           1999        Senior Vice President
Vice President                             Putnam Management

Peter J. Hadden* (  )          1998        Senior Vice President
Vice President                             Putnam Managment

Richard A. Monaghan** (  )     1998        Putnam Investments, Inc.
Vice President                             Putnam Management, and Putnam Retail

Richard J. Leibovitch (  )     1998        Putnam Management
Vice President

John R. Verani (  )            1998        Putnam Investments, Inc.
Vice President                             and Putnam Managment

-------------------------------------------------------------------------------

 *The fund's portfolio manager
**President of Putnam Retail Management


Additional Information Relating to Management Contract Approval

In addition to the services it provides to your fund, Putnam Management acts as investment adviser or subadviser of other publicly owned investment companies having different investment objectives. For the names of such funds having investment objectives similar to those of your fund and the current rates of Putnam Management's annual fees as adviser or subadviser of such funds, see Exhibit B in this Proxy Statement.

Putnam Management is also affiliated with The Putnam Advisory Company, Inc., which together with its subsidiaries furnishes investment advice to domestic and foreign institutional clients and foreign mutual funds. Another affiliate, Putnam Fiduciary Trust Company, provides investment advice to institutional clients under its banking and fiduciary powers. The advisory fees charged by such firms to their institutional clients are generally at lower rates than those charged to the Putnam funds. The services performed and responsibilities assumed by these firms for such clients are, however, not as extensive as those performed or assumed by Putnam Management for the Putnam funds.

Some officers and directors of Putnam Management, including some who are officers of your fund, serve as officers or directors of some of these affiliates. Putnam Management may also enter into other business.

The Management Contract. Putnam Management serves as investment manager of your fund pursuant to a Management Contract. The management fee payable under the contract is described above in Proposal 1. The fees paid to Putnam Management in the most recent fiscal year are shown on page __.

Under the contract, subject to such policies as the Trustees may determine, Putnam Management, at its expense, furnishes continuously an investment program for your fund and makes investment decisions on behalf of your fund. Subject to the control of the Trustees, Putnam Management manages, supervises, and conducts the other affairs and business of your fund, furnishes office space and equipment, provides bookkeeping and clerical services (including determination of your fund's net asset value, but excluding shareholder accounting services) and places all orders for the purchase and sale of your fund's portfolio securities. Putnam Management may place fund portfolio transactions with broker-dealers that furnish Putnam Management, without cost to it, certain brokerage and research services of value to Putnam Management and its affiliates in advising your fund and other clients. In so doing, Putnam Management may cause your fund to pay greater brokerage commissions than it might otherwise pay.

Your fund also pays, or reimburses Putnam Management for, the compensation and related expenses of certain officers of your fund and their assistants. Currently, your fund reimburses Putnam Management for a portion of the compensation and related expenses of certain officers of your fund who provide certain administrative services to your fund and the other Putnam funds, each of which bears an allocated share of the costs. The aggregate amount of all such payments and reimbursements is determined annually by the Trustees, and the amount paid in the most recent fiscal year is set forth on page __. Putnam Management pays all other salaries of officers of your fund. Your fund pays all expenses not assumed by Putnam Management including, without limitation, auditing, legal, custodial, investor servicing agent, and shareholder reporting expenses.

The contract provides that Putnam Management shall not be subject to any liability to your fund or to any shareholder of your fund for any act or omission in the course of or connected with rendering services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The contract may be terminated without penalty upon 30 days' written notice by Putnam Management, by the Trustees, or by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the fund (as defined in the Investment Company Act of 1940). It may be amended only by an affirmative vote of the holders of a majority of the outstanding voting securities of the fund and by a majority of the Trustees who are not "interested persons" of the fund or Putnam Management.

The contract will terminate automatically if it is assigned, or unless its continuance is approved at least annually by either the Trustees or Shareholders of the fund and in either case by a majority of the Trustees who are not "interested persons" of Putnam Management or your fund.

Payments to Affiliates of Putnam Management. Putnam Fiduciary Trust Company is the fund's investor servicing agent and custodian. The investor servicing fees and custodian fees paid by the fund to Putnam Fiduciary Trust Company in the fund's most recent fiscal year are set forth below.

Management Contract
-------------------

The management contract dated March 6, 1998 was initially approved by the trustees of Putnam Investment Funds (the name of the parent trust of Putnam Global Aggressive Growth Fund) on December 4, 1994 and was most recently approved by the Trustees on June____, 2000.

Reimbursement paid by your fund to Putnam
Management for compensation and related
expenses including employee benefit plan
contributions for your fund's Executive Vice
President (Charles E. Porter), Senior Vice
President (Patricia C. Flaherty), and their
assistants                                        $3,338
                                              ----------


Payment to Affiliates
---------------------

Investor servicing and custodian fees paid to
Putnam Fiduciary Trust Company (before
application of credits, if any)                $246, 583
                                              ----------

Net Assets and Shares Outstanding as of October 31, 2000:

------------------------------------------------------------
Class A                                      $30,604,514

Shares Outstanding and Authorized to Vote as of October
31, 2000:
------------------------------------------------------------
Class A                                        1,044,092

5% Beneficial Ownership of the Fund as of October 31, 2000:
------------------------------------------------------------

The Putnam Companies                           64.3%
---------------------

*Shares held of record on behalf of its customers, but not

beneficially.

PUTNAM INVESTMENTS
P.O. Box 41203
Providence, RI  02940-9966

Exhibit A

[Deleted text is struck through.  New text is underlined.]

PUTNAM INVESTMENT FUNDS

MANAGEMENT CONTRACT

Management Contract dated as of December 2, 1994, as revised July 14, 1995, December 1, 1995, April 1, 1997, March 6, 1998, July 10, 1998,
March 12, 1999, July 1, 1999 September 10, 1999, and _______, 2001
between PUTNAM INVESTMENT FUNDS, a Massachusetts business trust (the "Fund"), and PUTNAM INVESTMENT MANAGEMENT, INC., a Massachusetts corporation (the "Manager").

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1. SERVICES TO BE RENDERED BY MANAGER TO FUND.

(a) The Manager, at its expense, will furnish continuously an investment program for each series of the Fund, will determine what investments shall be purchased, held, sold or exchanged by each series of the Fund and what portion, if any, of the assets of each series of the Fund shall be held uninvested and shall, on behalf of each series of the Fund, make changes in such series' investments. Subject always to the control of the Trustees of the Fund and except for the functions carried out by the officers and personnel referred to in Section 1(d), the Manager will also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Fund and the stated investment objectives, policies and restrictions of each series of the Fund, and will use its best efforts to safeguard and promote the welfare of the Fund and to comply with other policies which the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Trustees.


(b) The Manager, at its expense, except as such expense is paid by the Fund as provided in Section 1(d), will furnish (1) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully; (2) suitable office space for the Fund; and
(3) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the affairs of the Fund, including determination of the net asset value of each series of the Fund, but excluding shareholder accounting services. Except as otherwise provided in Section 1(d), the Manager will pay the compensation, if any, of the officers of the Fund.

(c) The Manager, at its expense, shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Manager, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Fund may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion. The Manager agrees that in connection with purchases or sales of portfolio investments for the Fund's account, neither the Manager nor any officer, director, employee or agent of the Manager shall act as a principal or receive any commission other than as provided in Section 3.

(d) The Fund will pay or reimburse the Manager for the compensation in whole or in part of such officers of the Fund and persons assisting them as may be determined from time to time by the Trustees of the Fund. The Fund will also pay or reimburse the Manager for all or part of the cost of suitable office space, utilities, support services and equipment attributable to such officers and persons, as may be determined in each case by the Trustees of the Fund. The Fund will pay the fees, if any, of the Trustees of the Fund.

(e) The Manager shall pay all expenses incurred in connection with the organization of the Fund and the initial public offering and sale of its shares of beneficial interest, provided that upon the issuance and sale of such shares to the public pursuant to the offering, and only in such event, the Fund shall become liable for, and to the extent requested reimburse the Manager for, registration fees payable to the Securities and Exchange Commission and for an additional amount not exceeding $125,000 as its agreed share of such expenses.

(f) The Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Manager pursuant to this Section 1 other than as provided in Section 3.


2. OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Fund. It is also understood that the Manager and any person controlled by or under common control with the Manager have and may have advisory, management, service or other contracts with other organizations and persons, and may have other interests and business.

3. COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER.

The Fund will pay to the Manager as compensation for the Manager's services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to paragraphs (a), (b), (c) and (e) of
Section 1, a fee, computed and paid quarterly or monthly (for Putnam Global Aggressive Growth Fund) at the following annual rates for each series of the Fund:

Putnam Balanced Fund and Putnam Capital Opportunities Fund:

(a) 0.65% of the first $500 million of the average net asset value of the series;

(b) 0.55% of the next $500 million of such average net asset value;

(c) 0.50% of the next $500 million of such average net asset value;

(d) 0.45% of the next $5 billion of such average net asset value;

(e) 0.425% of the next $5 billion of such average net asset value;

(f) 0.405% of the next $5 billion of such average net asset value;

(g) 0.39% of the next $5 billion of such average net asset value; and

(h) 0.38% of any excess thereafter.

Putnam New Value Fund, Putnam Growth Opportunities Fund and Putnam Mid-Cap Value Fund:

(a) 0.70% of the first $500 million of the average net asset value of the series;

(b) 0.60% of the next $500 million of such average net asset value;

(c) 0.55% of the next $500 million of such average net asset value;

(d) 0.50% of the next $5 billion of such average net asset value;

(e) 0.475% of the next $5 billion of such average net asset value;

(f) 0.455% of the next $5 billion of such average net asset value;

(g) 0.44% of the next $5 billion of such average net asset value; and

(h) 0.43% of any excess thereafter.

Putnam Global Growth and Income Fund, Putnam International Fund and Putnam Small Cap Value Fund:

(a) 0.80% of the first $500 million of the average net asset value of the series;

(b) 0.70% of the next $500 million of such average net asset value;

(c) 0.65% of the next $500 million of such average net asset value;

(d) 0.60% of the next $5 billion of such average net asset value;

(e) 0.575% of the next $5 billion of such average net asset value;

(f) 0.555% of the next $5 billion of such average net asset value;

(g) 0.54% of the next $5 billion of such average net asset value; and

(h) 0.53% of any excess thereafter.

Putnam International New Opportunities Fund, Putnam International
Voyager Fund and Putnam Emerging Markets Fund:

(a) 1.00% of the first $500 million of the average net asset value of the series;

(b) 0.90% of the next $500 million of such average net asset value;

(c) 0.85% of the next $500 million of such average net asset value;

(d) 0.80% of the next $5 billion of such average net asset value;

(e) 0.775% of the next $5 billion of such average net asset value;

(f) 0.755% of the next $5 billion of such average net asset value;

(g) 0.74% of the next $5 billion of such average net asset value; and

(h) 0.73% of any excess thereafter.

Putnam Global Aggressive Growth Fund:

(a) 1.00% of the first $500 million of the average net asset value of the series;

(b) 0.90% of the next $500 million of such average net asset value;

(c) 0.85% of the next $500 million of such average net asset value;

(d) 0.80% of the next $5 billion of such average net asset value;

(e) 0.775% of the next $5 billion of such average net asset value;

(f) 0.755% of the next $5 billion of such average net asset value;

(g) 0.74% of the next $5 billion of such average net asset value;

(b) 0.73% of the next $5 billion of such average net asset value;

(c) 0.72% of the next $5 billion of such average net asset value;

(d) 0.71% of the next $5 billion of such average net asset value;

(e) 0.70% of the next $5 billion of such average net asset value;

(f) 0.69% of the next $5 billion of such average net asset value;

(h) 0.68% of the next $8.5 billion of such average net asset value; and

(h) 0.67% of any excess thereafter.

Putnam Research Fund:

(a) 0.65% of the first $500 million of the average net asset value of the series;

(b) 0.55% of the next $500 million of such average net asset value;

(c) 0.50% of the next $500 million of such average net asset value;

(d) 0.45% of the next $5 billion of such average net asset value;

(e) 0.425% of the next $5 billion of such average net asset value;

(f) 0.405% of the next $5 billion of such average net asset value;

(g) 0.39% of the next $5 billion of such average net asset value; and

(h) 0.38% of any excess thereafter;

provided, however, that the applicable base fee will be increased or decreased for each calendar quarter by 0.01% of average net asset value of the Fund for each full 1% increment in excess of 3% (with fractional amounts rounded to the nearest whole number) by which the Fund's cumulative return (calculated in accordance with regulations of the Securities and Exchange Commission) over the 36-month period immediately preceding such calendar quarter (or the life of the Fund, if shorter) exceeds or is exceeded by, respectively, the cumulative change in value (expressed as a percentage) of the Standard & Poor's 500 Composite Stock Price Index (with dividends reinvested) over the same period, provided that the maximum increase or decrease to the base fee shall not exceed in the aggregate 0.07% of average net asset value of the Fund. For purposes of calculating the rate payable by the Fund, the Fund's cumulative return for any relevant period shall equal the change, expressed as a percentage, in the Fund's net asset value per share, including the value of any distributions of net realized capital gains or net investment income and capital gains taxes paid or payable on undistributed realized long-term capital gains, over such period.

Such average net asset value shall be determined by taking an average of all of the determinations of such net asset value during such month or quarter at the close of business on each business day during such month or quarter while this Contract is in effect. Such fee shall be payable for each fiscal quarter within 30 days (15 days for fees payable monthly) after the close of such month or quarter and shall commence accruing as of the date of the initial issuance of shares of the Fund to the public.

The fees payable by the Fund to the Manager pursuant to this Section 3 shall be reduced by any commissions, fees, brokerage or similar payments received by the Manager or any affiliated person of the Manager in connection with the purchase and sale of portfolio investments of the Fund, less any direct expenses approved by the Trustees incurred by the Manager or any affiliated person of the Manager in connection with obtaining such payments.

In the event that expenses of the Fund or any series of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund or such series are qualified for offer or sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of excess by a reduction or refund thereof. In the event that the expenses of the Fund or any series of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall assume expenses of the Fund or such series to the extent required by the terms and conditions of such expense limitation.

If the Manager shall serve for less than the whole of a quarter, the foregoing compensation shall be prorated.

4. ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.

This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended as to any series of the Fund unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of such series, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager.

5. EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

This Contract shall become effective upon its execution, and shall remain in full force and effect as to a particular series continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a) Either party hereto may at any time terminate this Contract as to any series by not more than sixty days' nor less than thirty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

(b) If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of such series, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the relevant series.

Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.

6. CERTAIN DEFINITIONS.

For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares" of a series means the affirmative vote, at a duly called and held meeting of shareholders of such series, (a) of the holders of 67% or more of the shares of such series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of such series entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of such series entitled to vote at such meeting, whichever is less.

For the purposes of this Contract, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder (the "1940 Act"), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act, and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

7. NON-LIABILITY OF MANAGER.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

8. LIMITATION OF LIABILITY OF THE TRUSTEES, OFFICERS, AND SHAREHOLDERS.

A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the relevant series of the Fund.

IN WITNESS WHEREOF, PUTNAM INVESTMENT FUNDS and PUTNAM INVESTMENT MANAGEMENT, INC. have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President thereunto duly authorized, all as of the day and year first above written.

PUTNAM INVESTMENT FUNDS

Signature Lines Ommitted


Exhibit B

[To be included in Definitive Materials.]


PUTNAM INVESTMENTS

[SCALE LOGO OMITTED]

BOSTON * LONDON * TOKYO


This is your   PROXY CARD

Please vote this proxy card, sign it below, and return it promptly in the envelope provided. Your vote is important.

Proxy for a meeting of shareholders to be held on January 11, 2001 for Putnam Global Aggressive Growth Fund.

This proxy is solicited on behalf of the Trustees of the fund.

The undersigned shareholder hereby appoints John A. Hill, Hans H. Estin, and Robert E. Patterson, and each of them separately, Proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, at the meeting of shareholders of Putnam Global Aggressive Growth Fund on January 11, 2001, at 2:00 p.m., Boston time, and at any adjournments thereof, all of the shares that the undersigned shareholder would be entitled to vote if personally present.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Please sign your name exactly as it appears on this card. If you are a joint owner, each owner should sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign the partnership name.

---------------------------------------------
Shareholder sign here
Date

---------------------------------------------
Co-owner sign here
Date

If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, it will be voted FOR Proposal 1. In their discretion, the Proxies will also be authorized to vote upon such other matters that may properly come before the meeting.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSALS LISTED BELOW:

Please vote by filling in the appropriate boxes below.

                                      FOR            AGAINST           ABSTAIN

1. Proposal to approve a new
   management contract between
   your fund and Putnam Investment
   Management, Inc.

Note:  If you have questions on any of the proposals, please call
1-800-225-1581.

"Fund number"                          "Share amt"

DEAR SHAREHOLDER:

Your vote is important. Please help us to eliminate the expense of follow-up mailings by signing and returning this proxy card as soon as possible. A postage-paid envelope is enclosed for your convenience.

THANK YOU!

"Address"

HAS YOUR ADDRESS CHANGED?

Please use this form to notify us of any change in address or telephone number. Detach this form from the proxy card and return it with your signed proxy in the enclosed envelope.

Name

Street
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Telephone

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